UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 6, 2024

The Beauty Health Company
(Exact name of registrant as specified in its charter)

Delaware	001-39565	85-1908962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2165 Spring Street
Long Beach, CA
(Address of principal executive offices)

90806
(Zip Code)
(800) 603-4996
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	SKIN	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As approved by its stockholders at its 2024 annual meeting of stockholders held on June 6, 2024 at 1 p.m. Pacific Time (the "Annual Meeting"), The Beauty Health Company (the "Company") filed a Certificate of Amendment to its Second Amended and Restated Certificate of Incorporation (the "COI") with the Secretary of State of the State of Delaware on June 6, 2024, to declassify the Company’s Board of Directors (the "Board"), beginning with the Company’s 2025 annual meeting of stockholders (the "Board Amendment").

Additionally, as approved by its stockholders at the Annual Meeting, the Company filed a Second Certificate of Amendment to the COI with the Secretary of State of the State of Delaware on June 6, 2024, to eliminate the requirement for at least two-thirds percent (66 2/3%) of the voting power of the outstanding shares of capital stock of the Company to approve an amendment to the COI (the "Supermajority Amendment").

The foregoing descriptions of the Board Amendment and the Supermajority Amendment do not purport to be complete and are subject to and qualified in their entirety by reference to the Certificate of Amendment and the Second Certificate of Amendment, respectively, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 6, 2024, the Company held its Annual Meeting in a virtual format. At the close of business on April 9, 2024, the record date for the Annual Meeting (the "Record Date"), there were 123,459,323 shares of the Company’s Class A Common Stock, par value $0.0001 per share ("Class A Common Stock") issued and outstanding, which constituted all of the issued and outstanding capital stock of the Company as of the Record Date. At the Annual Meeting, 108,931,951 of the Company’s 123,459,323 outstanding shares of Class A Common Stock entitled to vote as of the Record Date, or approximately 88.23%, were represented by proxy or in person (virtually), and, therefore, a quorum was present.

The proposals voted on at the Annual Meeting are more fully described in the Definitive Proxy Statement on Schedule 14A filed by the Company with the Securities and Exchange Commission on April 26, 2024 (the "Proxy Statement").

The final voting results on the proposals presented for stockholder approval at the Annual Meeting are as follows:

Proposal No. 1: Election of Three Class III Directors

The Company’s stockholders re-elected each of the three Class III directors listed below. Due to the results of Proposal 2 (as further explained below), each director will hold office for a period of one year until the Company’s 2025 annual meeting of stockholders until his or her successor is duly elected and qualified, or his or her earlier death, resignation, or removal from office, as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Marla Beck	101,578,697	823,042	6,530,212
Brenton L. Saunders	93,626,091	8,775,648	6,530,212
Doug Schillinger	101,534,493	867,246	6,530,212

Proposal No. 2: Approval of an Amendment to the Company's Second Amended and Restated Certificate of Incorporation to Declassify its Board of Directors

The Company’s stockholders approved an amendment to the COI to declassify the Board, beginning with the Company’s 2025 annual meeting of stockholders, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
100,898,699	1,468,153	34,887	6,530,212

As a result of the Board Amendment, each member of the Board will (i) stand for re-election at the 2025 annual meeting of stockholders and remain in office until his or her successor shall be duly elected and qualified, or (ii) his or her earlier death, resignation, or removal from office.

Proposal No. 3: Approval of an Amendment to the Company's Second Amended and Restated Certificate of Incorporation to Eliminate the Supermajority Voting Requirement for Amendments to the Second Amended and Restated Certificate of Incorporation

The Company’s stockholders approved an amendment to the COI to eliminate the supermajority voting requirement for amendments therein, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
101,274,194	1,108,784	18,761	6,530,212

As a result of the Supermajority Amendment, future amendments to the COI will require an affirmative vote of the holders of a majority of the voting power of the Company’s then issued and outstanding shares of capital stock entitled to vote on the amendment.

Proposal No. 4: Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent, registered public accounting firm for the fiscal year ending December 31, 2024, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
108,838,783	63,122	30,046	0

Proposal No. 5: Advisory Vote on the Compensation of the Named Executive Officers

The Company’s stockholders approved, on an advisory, non-binding basis, the compensation paid by the Company to its named executive officers as disclosed in the Proxy Statement, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
96,849,624	2,396,050	3,156,065	6,530,212

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of The Beauty Health Company
3.2	Second Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of The Beauty Health Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2024	The Beauty Health Company

	By:	/s/ Michael Monahan
	Name:	Michael Monahan
	Title:	Chief Financial Officer